Exhibit 32.1

IPSCO Inc.
2005 Form 10-K

CERTIFICATION

(Section 906 – Sarbanes-Oxley Act of 2002)

In connection with the report of IPSCO Inc. (the “Company”) on the Form 10-K for the fiscal year ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATED this 13th day of March, 2006.

/s/ David Sutherland	/s/ Vicki L. Avril

David Sutherland	Vicki L. Avril
President and Chief Executive Officer,	Senior Vice President and Chief Financial Officer,
IPSCO Inc.	IPSCO Inc.